As filed with the Securities and Exchange Commission on August 22, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

INTERSIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	59-3590018
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Murphy Ranch Road

Milpitas,  California 95035

(Address of principal executive offices) (Zip Code)

Intersil Corporation Amended and Restated 2008 Equity Compensation Plan

Intersil Corporation Employee Stock Purchase Plan (As Amended)

(Full title of the plans)

Thomas Tokos, Esq.

Senior Vice President, General Counsel and Secretary

Intersil Corporation

1001 Murphy Ranch Road

Milpitas,  California 95035

(Name and address of agent for service)

(408)-432-8888

(Telephone number, including area code, of agent for service)

 Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A Common Stock of Intersil Corporation, par value $.01 per share (“Common Stock”)	12,000,000 (1)	$13.15 (3)	$157,800,000.00 (3)	$20,324.64 (3)
Common Stock	2,500,000 (2)	$ 13.15 (3)	$ 32,875,000.00 (3)	$4,234.30 (3)
Total	14,500,000	NA	$190,675,000.00	$24,558.94

(1)

These shares of Common Stock are being registered for issuance under the Intersil Corporation Amended and Restated 2008 Equity Compensation Plan (the “2008 Plan”).  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2008 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant.

(2)

These shares of Common Stock are being registered for issuance under the Intersil Corporation Employee Stock Purchase Plan (As Amended) (the “ESPP”).  Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the ESPP by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant.

(3)

The registration fee was calculated in accordance with Rules 457(c) and 457(h) of the Securities Act, on the basis of $13.15 per share, the average high and low prices of Common Stock as reported on the NASDAQ on August 15, 2014.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission on August 3, 2012 (File No. 333-183065) are incorporated by reference herein and made a part hereof.

This Registration Statement on Form S-8 is filed by the Registrant to register an additional (i) 12,000,000 shares of Common Stock which may be awarded under the 2008 Plan, and (ii) 2,500,000 shares of Common Stock which may be awarded under the ESPP.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 3, 2014, filed with the Commission on February 18, 2014.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 4, 2014, filed with the Commission on May 9, 2014.

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 4, 2014, filed with the Commission on August 7, 2014.

(d)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 25, 2014, April 30, 2014, May 13, 2014, June 18, 2014, and July 30, 2014.

(e)	All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 3, 2014.

(f)

The description of the Registrant’s Class A Common Stock contained in the Registration Statement on Form 8-A, dated February 18, 2000, filed with the Commission under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(g)

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

3

Item 8. Exhibits.

The following exhibits filed herewith are incorporated by reference as part of this Registration Statement:

4.01	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.01 to the Quarterly Report on Form 10-Q filed by the Registrant on August 9, 2005).

4.02 4.03

Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed by the Registrant on February 24, 2012).

Specimen Certificate of the Registrant’s Class A Common Stock (incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K filed by the Registrant on February 27, 2007).

5.01	Opinion of Dechert LLP as to the legality of the securities being registered.

23.01	Consent of Dechert LLP (included as part of its opinion filed as Exhibit 5.01 and incorporated herein by reference).

23.02	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
24.01	Power of Attorney (included on signature page(s) of this Registration Statement and incorporated herein by reference).

99.1

The Intersil Corporation Amended and Restated 2008 Equity Compensation Plan (incorporated by reference to Exhibit A to the Definitive Proxy Statement on Schedule 14A-1 filed with the Commission on March 28, 2014).

99.2

The Intersil Corporation Employee Stock Purchase Plan (As Amended) (incorporated by reference to Exhibit B to the Definitive Proxy Statement on Schedule 14A-1 filed with the Commission on March 28, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California on the 22nd day of August, 2014.

INTERSIL CORPORATION

By: /s/ Necip Sayiner
President and Chief Executive Officer

4

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Necip Sayiner,  Richard Crowley and Thomas C. Tokos, each his attorney-in-fact and agent, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement, and to file with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any of said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Necip Sayiner Necip Sayiner	President, Chief Executive Officer and Director (principal executive officer)	August 22, 2014

/s/ Richard Crowley Richard Crowley	Chief Financial Officer (principal financial and accounting officer)	August 22, 2014

/s/ Donald Macleod Donald Macleod	Chairman of the Board of Directors	August 22, 2014

/s/ Robert W. Conn Robert W. Conn	Director	August 22, 2014

/s/ James V. Diller James V. Diller	Director	August 22, 2014

/s/ Mercedes Johnson Mercedes Johnson	Director	August 22, 2014

/s/ Gregory Lang Gregory Lang	Director	August 22, 2014

/s/ Jan Peeters Jan Peeters	Director	August 22, 2014

/s/ James A. Urry James A. Urry	Director	August 22, 2014